Exhibit 23
                         Consents of Experts and Counsel

                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference and use of our report, dated August 14, 1998 on the consolidated financial statements of FFW Corporation which appears in FFW Corporation's Annual Report to Shareholders and is incorporated by reference in FFW Corporation's Form 10-KSB for the fiscal year ended June 30, 1998, in FFW Corporation's previously filed Registration Statements on Form S-8.




                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                                   Crowe, Chizek and Company LLP



South Bend, Indiana
October 8, 1998